EXHIBIT 10(h)

                             RAVEN INDUSTRIES, INC.

                              AMENDED AND RESTATED

                    DEFERRED COMPENSATION PLAN AND AGREEMENT


         THIS AGREEMENT made this 1st day of February, 1997, by and between RAVEN INDUSTRIES, INC., a South Dakota corporation (the "Company") and DAVID A. CHRISTENSEN, a resident of Sioux Falls, South Dakota, (the "Employee").

         WHEREAS, Employee and the Company entered into a certain Deferred Compensation Plan and Agreement on June 1, 1986; and

         WHEREAS, Employee and the Company entered into a certain Amendment to the Raven Industries Deferred Compensation Plan and Agreement on May 22, 1990; and

         WHEREAS, Employee and the Company entered into a certain Second Amendment to the Raven Industries, Inc. Deferred Compensation Plan and Agreement on February 1, 1997; and

         WHEREAS, Paragraph 9 of said Deferred Compensation Plan and Agreement allows the Company the discretion to amend the Plan at any time, provided no amendment would have the effect of reducing the account balance of the Employee; and

         WHEREAS, the parties desire to amend and restate the Deferred Compensation Plan and Agreement in order to assist in administration of the Plan; and

         WHEREAS, the Employee is currently employed by the Company and is compensated in the form of a salary (adjusted periodically

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and paid periodically during the year) and potentially certain cash and other incentive bonuses; and

         WHEREAS, The parties desire to defer payment of part of each year's total compensation of the Employee until after the Employee's expected retirement or other earlier termination of employment; and

         WHEREAS, the parties desire that the Employee be compensated for certain benefit reductions under the Raven Industries, Inc. Profit Sharing Plan (the "Profit Sharing Plan");

         NOW THEREFORE, In consideration of the premises and mutual promises stated in this Plan and Agreement, the parties agree as follows:

         1. DEFERRED COMPENSATION. As used herein, "deferred compensation" shall mean any amounts attributable to compensation deferred pursuant to (a) and/or
(b) and/or (c) below.

a.       ELECTION TO DEFER COMPENSATION.

         (i) Beginning effective June 1, 1986, the Employee may elect to defer all or a portion of his total compensation for the year (or in the case of the first year of the Agreement, the remainder of the calendar year) by filing herewith an election on a Deferral Election Form provided by the Company.

         (ii) For each subsequent calendar year, the Employee may change the election by filing with the Company a new Deferral Election Form on or before December 31 of the prior calendar year. Such annual elections shall affect only subsequent compensation. If no such election is made by the Employee in any year, the deferral for the subsequent year shall remain unchanged, and the latest Deferral Election Form duly filed shall continue in effect. Each election made


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                  shall be irrevocable for each year to which it is applicable.

         (iii) In the event an Employee should die or otherwise separate from service prior to the last day of a calendar year, the amount of his elected deferral for such year shall be automatically pro-rated on the basis of the ratio of his base salary actually received as of the date of separation from service over his annualized base salary for such year; provided however, that if he has deferred as of his date of separation from service an amount greater than such pro-rated amount, the amount of his elected deferral for such year shall be automatically revised to equal the amount actually deferred.

b. SUPPLEMENTAL DEFERRED COMPENSATION. The Company shall, effective as of each date upon which it makes a contribution to the Profit Sharing Plan, credit to the Deferred Compensation Account of the Employee in accordance with Section 2, an amount equal to the difference between
         (i) and (ii) below:

         (i) The amount of the Company's contribution under the Profit Sharing Plan which would have been allocated to the Employee's account under the Profit Sharing Plan had the Employee not elected to defer compensation pursuant to Section l(a), and

         (ii) The amount of the Company's contribution under the Profit Sharing Plan actually allocated to the Employee's account under the Profit Sharing Plan.

c. ADDITIONAL SUPPLEMENTAL DEFERRED COMPENSATION. The Company shall, effective February 1, 1990, and as of each date thereafter upon which it makes a contribution to the Profit Sharing Plan, credit to the Deferred Compensation Account of the Employee in accordance with
         Section 2 an additional amount equal to the difference between (i) and
         (ii) below:

         (i) the amount of the Company's contribution under the Profit Sharing Plan which would have been allocated to the Employee's account under the Profit Sharing Plan had the Employee's compensation used to compute the Company's contribution not been limited to the amount prescribed by Internal Revenue Service Code Section


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                  401(a)(17), as amended by the Secretary of the Treasury
                  from time to time, and

         (ii) the amount of the Company's contribution under the Profit Sharing Plan actually allocated to the Employee's account under the Profit Sharing Plan.

         2. DEFERRED COMPENSATION ACCOUNT. The Company shall maintain a Deferred Compensation Account (the "Account") in the name of the Employee (or in the name of the designated beneficiaries upon the death of the Employee) which shall be credited with the amounts of compensation deferred under Section 1. Until and except to the extent that deferred benefits are distributed to the Employee or beneficiary, the interest of the Employee or any beneficiary in such Account is contingent only. Title to and beneficial ownership of any assets, whether cash or investments, which the Company may set aside or earmark to meet its deferred obligation hereunder, shall at all times remain in the Company, and neither the Employee nor any beneficiary shall under any circumstances acquire any property interest in any specific assets of the Company. The Company shall have full and unrestricted use of funds credited to the Account.

         3. INVESTMENT OF DEFERRED COMPENSATION ACCOUNT. The Company may, but shall be under no obligation to, have amounts allocated to the Employee's Account set aside or earmarked to meet the Company's deferred obligation hereunder. The Company shall be under no obligation to invest amounts allocated to the Account, and may in its sole discretion apply part or all of such amounts toward the Company's normal business operations. The Company shall also have discretion to invest a part or all of such amounts in annuities, life insurance contracts, stocks, bonds or other securities selected by the Company in its sole discretion provided, however, that no portion of such funds shall be invested in any securities of the Company. In the exercise of the foregoing discretionary investment powers, the Company may solicit investment counsel and, if it so desires, may solicit such counsel from the Employee or the Employee's advisors. The cost of any such advice, if any, shall be charged as an expense of administering the Account and shall be paid out of the Account.

         The Company shall annually increase the Employee's Account by an accounting factor representing interest income. Such factor shall reflect a simple interest rate compounded annually (pro-rated for a partial year). The interest income accounting


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factor shall be determined each year by the Company in its sole discretion, and the Company shall notify the Employee of such factor within 30 days prior to the date of the Employee's election to defer compensation for such year. In the event that the Company should either fail to determine an interest income accounting factor for a particular year, or should fail to notify the Employee of such factor as provided herein, the prior year's factor shall remain in effect for such year.

         The Company shall have discretion, after consultation with the Employee, to use all or a portion of amounts allocated to the Employee's Account to purchase and pay premiums on one or more life insurance policies on the life of the Employee. The Employee's Account balance shall be decreased, prior to the application of an interest income accounting factor for the period, by any such premium payments made for such period.

         4. PAYMENT OF DEFERRED COMPENSATION. The Company shall pay to the Employee, or to his beneficiary in the event of his death, the full accounting balance credited to his Account at the time and in the manner provided in this Agreement and in accordance with the beneficiary designation elected by the Employee in the payment form elected by the Employee (or designated by the Company if the Company has designated a payment form preempting the Employee's election).

         Notwithstanding anything herein to the contrary, at any time after payments to the Employee or beneficiary have commenced, the Company shall have discretion to cash out the Account of the Employee by making a single lump sum payment to the Employee or beneficiary of the remaining unpaid balance of the Account (including an adjustment representing interest income to the date of such payment).

         Payment of the first installment of the Employee's Account shall be made as of the first day of the month following the date of the Employee's separation from the service of the Company. Subsequent installments, if any, adjusted to reflect interest on the unpaid balance of his Account from time to time, shall be payable in accordance with the payment form in effect for the Employee.

         5. ELECTION OF PAYMENT FORM. Each Deferral Election Form shall include the Employee's election of the form in which payment of the compensation deferred under this Agreement shall be made. Amounts deferred pursuant to such Deferred Election Form shall be paid pursuant to the payment form thus elected and such


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election shall be irrevocable. The following payment forms are permitted:

         a.       A lump sum, or

         b. Substantially equal monthly installments (adjusted to reflect interest on the unpaid Account balance) over a selected period of up to 10 years.

         The Employee may elect a different payment form for compensation deferred in each calendar year under this Agreement; provided that the election with respect to any year's amount shall be made by the first day of the year the deferral is effective (or prior to the first day the deferral is effective in the case of the first year of this Agreement). If no payment form election is made for any year, the prior year's election shall remain in effect.

         Notwithstanding anything herein to the contrary, the Company retains discretion to:

         a. At any time prior to the date distribution is to commence, designate a payment form pre-empting the payment form elected by the Participant, and

         b. At any time after payments to the Employee or beneficiary have commenced, cash-out the Account of the Employee by making a single lump sum payment to the Employee or beneficiary of the remaining unpaid balance of the Account (including the amount of an adjustment representing interest income to the date of such payment).

         6. DEATH BENEFIT: BENEFICIARY DESIGNATION. In the event of the death of the Employee, his Account (or any unpaid balance thereof) shall be paid to the person or persons designated by the Employee as his beneficiary. If at the time of his death the Company has in effect one or more life insurance policies on the life of the Employee, purchased with amounts allocated to the Employee's account, the death benefit herein payable shall equal to the sum of: (a) the Employee's Account balance (exclusively of any amounts applied as premium payments), and (b) the proceeds of any such life insurance policies.

         The Employee shall designate his beneficiary (or contingent beneficiary, if applicable) by written notice submitted to the Company, and he may amend his beneficiary designation at any time


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by filing a new beneficiary designation with the Company. In the absence of a beneficiary designation, or if the designated beneficiary should predecease the Employee, any unpaid balance of the Account (and the proceeds of any insurance policies) shall be paid to the contingent beneficiary named by the Employee, or if none should survive the Employee, to the estate of the beneficiary.

         7. EMPLOYEE'S RIGHTS. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Employee or as a right of the Employee to be continued in the employment of the Company or as a limitation of the rights of the Company to discharge the Employee, with or without cause. Notwithstanding the foregoing, nothing contained in this Agreement shall affect either the timing of the Employee's pay increases or the normal amount of gross compensation except as judged reasonable and prudent by the Company to reflect corporate and/or general economic conditions.

         Amounts credited to the Employee's Account under this Agreement shall be for bookkeeping purposes only, and the assets represented by such Account shall remain the sole property of the Company. The right of the Employee to receive distributions hereunder shall be unsecured claim against the general assets of the Company, and the Employee shall not have any rights in or against any security or other asset acquired by the Company with the proceeds of his Account.

         In the event that any claim for benefits is denied (in whole or in part) hereunder, the claimant shall receive from the Company notice in writing, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for denial with specific reference to pertinent provisions of this Agreement. The interpretations and construction hereof by the Board of Directors shall be binding and conclusive on all persons and for all purposes. Any disagreements about such interpretations and construction shall be submitted to an arbitrator subject to the rules ant procedures established by the American Arbitration Association. No member of the Board of Directors shall be liable to any person for any action taken hereunder except those actions undertaken with lack of good faith.

         8. INALIENABILITY. No benefit payable under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee; and any


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attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; nor shall the Company be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to any benefit.

         9. AMENDMENT AND TERMINATION. The Company retains sole discretion to amend or terminate this Plan and Agreement at any time; provided however, that no amendment shall have the effect of reducing the Account balance of an Employee, determined as of the date of the amendment. In the event the Plan is terminated, the Employee's Deferral Elections shall remain in effect for the remainder of that calendar year and then shall cease. Upon termination, the Employee's Account shall continue to be maintained and shall continue to be adjusted by the appropriate interest factor. Payment to the Employee or beneficiary shall be made at such time and in such form as if the Plan and Agreement had not been terminated; provided however, that the Company shall, at any time after the Plan and Agreement is terminated, have sole discretion to commence payments to the Employee under a form of payment determined at the sole discretion of the Company.

         10. APPLICABLE LAW. This Agreement shall constitute "a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees", as defined by Section 301(a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The provisions of this Agreement shall be construed and applied in accordance with ERISA and the laws of the State of South Dakota.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of this 1st day of February , 1997.

                                          RAVEN INDUSTRIES, INC.


                                          By:  /s/ Gary L. Conradi
                                             -----------------------------------
                                             Gary L. Conradi, Vice President


                                          EMPLOYEE:


                                               /s/ David A. Christensen
                                          --------------------------------------
                                          David A. Christensen


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